Exhibit 1.2

Amendment to Equity Distribution Agreement

Dated as of May 6, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Reference is hereby made to the Equity Distribution Agreement dated December 7, 2012 (the “Equity Distribution Agreement”) among Liberty Property Trust, a Maryland real estate investment trust (the “Company”), Liberty Property Limited Partnership, a Pennsylvania limited partnership (the “Operating Partnership”), and Goldman, Sachs & Co. (the “Manager”).  Capitalized terms used herein and not defined have the respective meanings set forth in the Equity Distribution Agreement.

The Equity Distribution Agreement contemplates the offering and sale of Shares pursuant to the Company’s registration statement on Form S-3 (File No. 333-173951-01), whereas, the Company has filed with the Commission (i) an automatic shelf registration statement on Form S-3 (File Nos. 333-195572) relating to, among other things, the Company’s Common Shares (which new registration statement became effective upon the filing thereof with the Commission on April 29, 2014), (ii) Schedules II, III and IV to the Equity Distribution Agreement are hereby deleted and replaced in their entirety with Schedules II, III and IV to this Amendment, respectively, and (iii) a prospectus supplement dated May 6, 2015 relating to the Shares and an accompanying prospectus dated April 29, 2014.

The parties hereto hereby agree that, from and after the date hereof, (i) the reference to File Number 333-173951-01 in Section 2(a) of the Equity Distribution Agreement shall be replaced with a reference to File Number 333-195572 and (ii) the definition of “Execution Time” in Section 18 of the Equity Distribution Agreement shall be shall be replaced in its entirety with the following:

““Execution Time” shall mean the time that the Amendment to Equity Distribution Agreement, dated as of May 6, 2015, is executed and delivered by the parties hereto.”

The parties hereto hereby further agree that the Equity Distribution Agreement, as amended hereby, shall remain in full force and effect.

This Amendment to Equity Distribution Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this agreement, along with all counterparts, will become a binding agreement between the Manager, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

LIBERTY PROPERTY TRUST

By:	/s/ George J. Alburger, Jr.
	Name:	George J. Alburger, Jr.
	Title:	Chief Financial Officer

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its general partner

	By:	/s/ George J. Alburger, Jr.
	Name:	George J. Alburger, Jr.
	Title:	Chief Financial Officer

Accepted:

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
	Name:	Daniel Young
	Title:	Managing Director

SCHEDULE II

(i)                                 Jurisdictions of Due Qualification and Good Standings for Liberty Property Trust:

Maryland

California

Florida

Georgia

Indiana

New Jersey

Ohio

Pennsylvania

South Carolina

Texas

Virginia

(ii)                                  Jurisdictions of Due Qualification and Good Standings for Liberty Property Limited Partnership:

Arizona

California

District of Columbia

Florida

Georgia

Illinois

Indiana

Kentucky

Maryland

Massachusetts

Ohio

Pennsylvania

Minnesota

New Jersey

North Carolina

South Carolina

Texas

Virginia

Wisconsin

SCHEDULE III

Liberty Property Philadelphia Trust, a Pennsylvania trust

Liberty Property Philadelphia Corporation IV East, a Pennsylvania corporation

Liberty Property Philadelphia Corporation IV West, a Pennsylvania corporation

Liberty Property Philadelphia Navy Yard Corporation, a Pennsylvania corporation

Liberty Property Philadelphia Corporation V, a Pennsylvania corporation

Liberty Property Philadelphia Limited Partnership V

Liberty/Parkway 8th & Walnut Trust, a Delaware trust

Liberty Property 19th & Arch Trust, a Delaware trust

LPT 19th & Arch Limited II LP, a Delaware limited partnership

LPT 19th & Arch Limited LP, a Delaware limited partnership

LPDC Holdings Corp., a Delaware corporation

Liberty Property Development Company IV-S, LLC, a Delaware limited liability company

18A Hotel LLC, a Delaware limited liability company

18A Hotel Lender LLC, a Delaware limited liability company

18A LLC, a Delaware limited liability company

18A Lender LLC, a Delaware limited liability company

LPT 18th & Arch Street GP, LLC, a Delaware limited liability company

LPT 18th & Arch Street Limited, LLC, a Delaware limited liability company

40 Liberty Boulevard, LLC, a Delaware limited liability company

LP Malvern Limited Partnership, a Pennsylvania limited partnership

Liberty Cotton Center II, LLC, a Delaware limited liability company

Liberty Venture I, LLC, a Delaware limited liability company

Liberty Illinois Venture, LLC, a Delaware limited liability company

Liberty Washington Venture, LLC, a Delaware limited liability company

Liberty Property Philadelphia Navy Yard Limited Partnership, a Pennsylvania limited partnership

Liberty Property Philadelphia Limited Partnership IV West, a Delaware limited partnership

Liberty Property Philadelphia Development/Management, LP, a Delaware limited partnership

Liberty Property Trust UK Limited, a UK company

Rouse Kent (Residential) Limited, a UK company

Kings Hill Property Management Limited, a UK company

SCHEDULE V

Comcast Center

Liberty/Commerz 1701 JFK Boulevard, L.P., a Delaware limited partnership

Philadelphia Navy Yard

Liberty Property/Synterra Limited Partnership, a Pennsylvania limited partnership

Philadelphia — downtown

Liberty/Parkway 8th & Walnut, LP, a Pennsylvania limited partnership

Liberty Property 19th & Arch LP, a Delaware limited partnership

Liberty Property 18th & Arch Hotel, LLC, a Delaware limited liability company

Liberty Property 18th & Arch, LP, a Delaware limited partnership

New Jersey Industrial Properties

Liberty Venture I, LP, a Delaware limited partnership

Florida Properties JV

Liberty AIPO Limited Partnership, a Florida limited partnership

Chicago Properties JV

Liberty Illinois, LP, a Delaware limited partnership

Republic JV

Liberty Washington, LP, a Delaware limited partnership

UK JV

Cambridge Medipark Limited, a UK company

Silversword Properties Limited, a UK company

Kings Hill Unit Trust, a Jersey Unit Trust